NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE November 4, 2011	Media Contact: Robert Hainey 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports Third-Quarter 2011 Financial Results;
Narrows 2011 Earnings Guidance Range

Pepco Holdings, Inc. (NYSE: POM) today reported third quarter 2011 earnings from continuing operations of $80 million, or 35 cents per share, compared to $21 million, or 9 cents per share, in the third quarter of 2010.  There were no special items in the third quarter of 2011.  Excluding special items (as described below under the heading “Special Items”), earnings from continuing operations in the third quarter of 2010 would have been $116 million, or 52 cents per share.  The weighted average number of basic and diluted shares outstanding for the third quarter of 2011 was 226 million compared to 224 million for the third quarter of 2010.

The decrease in earnings from continuing operations in the third quarter of 2011, as compared to the 2010 quarter, excluding special items, was driven by higher Power Delivery operation and maintenance expense primarily resulting from increased electric system preventative maintenance and increased tree trimming activities.  In addition, the impact of favorable income tax adjustments in the 2010 quarter relative to the 2011 quarter also contributed to the earnings decrease.

“Our earnings from continuing operations for the quarter reflect continued progress on executing our strategic plan, including our efforts to improve system reliability and customer service,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer. “In late August, our efforts to improve reliability were tested with the arrival of Hurricane Irene.  The high winds and driving rain caused about 445,000 customers to lose power at the height of the storm, or about 25 percent of our electric customers.  We applied a maximum level of resources to restore power, and had the vast majority of our customers restored within two days.”

Rigby also cited progress on a number of important Power Delivery initiatives.  “We continue to modernize our electric system by installing advanced technologies.  Our deployment of smart meters is essentially complete in Delaware and is continuing in the District of Columbia and Maryland for Pepco customers.  As the meters are activated, our utilities are able to pinpoint the location of individual power outages, making restoration efforts more efficient.  We are installing smart relays on our electric system to automatically reroute power if equipment problems are encountered, thus speeding restoration.  In addition to our smart grid investments, we continue to make significant

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investments in our transmission and distribution infrastructure, including upgrading our electric system to improve reliability of service.  Investments such as these are important components of our strategy to provide value to our customers and investors.”

For the nine months ended September 30, 2011, earnings from continuing operations were $237 million, or $1.05 per share, compared to $125 million, or 56 cents per share, for the same period in the prior year.  There were no special items in the 2011 period.  Excluding special items (as described below under the heading “Special Items”), earnings from continuing operations for the nine months ended September 30, 2010, would have been $220 million, or 99 cents per share.  The weighted average number of basic and diluted shares outstanding for the nine months ended September 30, 2011 was 226 million compared to 223 million for the same period in the prior year.

The increase in earnings from continuing operations for the nine months ended September 30, 2011, compared to earnings from continuing operations for the same period in the prior year, excluding special items, was the result of higher distribution revenue (primarily due to higher distribution rates in certain jurisdictions driven by higher costs and increased investment in distribution assets to enhance reliability), higher transmission revenue (primarily due to increased investment in transmission assets), higher default electricity supply margins (primarily due to an adjustment for the cost recovery of higher cash working capital costs), lower interest expense, and favorable income tax adjustments (including a favorable $17 million (after-tax) interest income adjustment primarily related to a federal income tax settlement with the IRS for prior tax years).  Partially offsetting the earnings increases was higher Power Delivery operation and maintenance expense, primarily due to increased electric system preventative maintenance and increased tree trimming activities.

Discontinued Operations

In 2010, the Board of Directors of Pepco Holdings approved a plan for the disposition of Conectiv Energy Holding Company.  The plan consisted of the sale of the wholesale power generation business, which was completed on July 1, 2010, and the liquidation of all of Conectiv Energy’s remaining assets and businesses, which has been substantially completed.  As a result of the plan of disposition, Conectiv Energy’s results of operations for the 2011 and 2010 quarterly and year-to-date periods are reported as discontinued operations.  For the nine months ended September 30, 2011, earnings from discontinued operations were $1 million.

Earnings Guidance

Pepco Holdings has narrowed its 2011 earnings guidance range to $1.15 to $1.25 per share from $1.10 to $1.25 per share.  The guidance range:

•	excludes the results of discontinued operations and the impact of any special, unusual or extraordinary items,

•	assumes normal weather conditions for the remainder of the year,

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•	excludes the net mark-to-market effects of economic hedging activities associated with the retail energy supply business of Pepco Energy Services, and

•	excludes the effect of the adoption of a unitary tax in the District of Columbia.

Recent Events

Operations

•
In August 2011, Pepco Holdings’ service territories were severely impacted by Hurricane Irene.  The total incremental cost of system restoration is currently estimated to be approximately $47 million.  In the third quarter of 2011, $24 million of this cost was deferred as a regulatory asset, $6 million was expensed and $17 million was charged to capital expenditures.  Since a large portion of costs incurred relates to services provided by third parties for which the invoices have not yet been received, these costs have been estimated.  Recovery of the system incremental restoration expenses will be pursued during the current cycle of distribution rate cases.

•
On August 18, 2011, PJM Interconnection, LLC notified Pepco Holdings that the scheduled in-service date for the Mid-Atlantic Power Pathway (MAPP) project has been delayed from June 1, 2015 to the 2019 to 2021 time period.  MAPP is a high voltage 152-mile interstate transmission project Pepco Holdings has proposed to improve reliability and provide interconnection to diverse generation sources.

•
In October 2011, Power Delivery established a forecast of capital expenditures for 2012 through 2016.  The forecast assumes a MAPP in-service date of 2020.  Total Power Delivery capital expenditures forecasted for the five year period are $5.6 billion.

•
Power Delivery electric sales were 14,329 gigawatt hours (GWh) in the third quarter of 2011, compared to 14,816 GWh for the same period in the prior year.  In the electric service territory, cooling degree days decreased by 6 percent for the three months ended September 30, 2011, compared to the same period in 2010.  Weather adjusted electric sales were 13,836 GWh in the third quarter of 2011, compared to 13,956 GWh for the same period in the prior year.  Due to the adoption of distribution revenue decoupling mechanisms in Maryland and the District of Columbia, approximately 64 percent of forecasted 2011 electric distribution revenue is not affected by weather.

•
As of September 30, 2011, Delmarva Power’s installation of advanced meters in its Delaware electric service territory was essentially complete and approximately 95 percent of the installed meters have been activated.  The Delaware Public Service Commission (DPSC) has approved the creation of a

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regulatory asset to defer Advanced Metering Infrastructure (AMI) costs between rate cases, as well as the accrual of a return on the deferred costs.

•
Through September 30, 2011, Pepco had installed approximately 60 percent of its advanced meters in its District of Columbia service territory.  Pepco expects to complete the meter exchanges in early 2012.  Meter activation is underway and is expected to be completed in mid-2012.  The District of Columbia Public Service Commission (DCPSC) has approved the creation of a regulatory asset to defer AMI costs between rate cases, as well as the accrual of a return on the deferred costs.

•
Through September 30, 2011, Pepco had installed approximately four percent of its advanced meters in its Maryland service territory, with the goal of having the installations completed by the end of 2012.  Meter activation is expected to begin in mid-2012.  The Maryland Public Service Commission (MPSC) has approved the creation of a regulatory asset to defer AMI costs between rate cases, as well as the accrual of a return on the deferred costs.

•	In the third quarter of 2011, Pepco Energy Services signed $38 million in energy efficiency contracts.

•
In the third quarter of 2011, Pepco Energy Services incurred $3 million of net mark-to-market losses compared to less than $1 million of net mark-to-market gains in the third quarter of 2010.  For the nine months ended September 30, 2011, Pepco Energy Services incurred $7 million of net mark-to-market losses compared to $1 million of net mark-to-market losses for the same period in the prior year.  The mark-to-market losses/gains result from derivative contracts that economically hedge the delivery of electricity and gas to retail customers.  The mark-to-market losses as of September 30, 2011 are expected to reverse upon Pepco Energy Services’ delivery of the underlying commodity to its retail customers.

Regulatory Matters

•
On August 5, 2011, Atlantic City Electric filed an electric distribution base rate case with the New Jersey Board of Public Utilities (NJBPU).  The filing seeks approval of an annual rate increase of $59 million, based on a requested return on equity of 10.75 percent.

•
On October 18, 2011, Atlantic City Electric filed a petition with the NJBPU for the approval of the continuance and expansion of the recently completed Infrastructure Investment Program (IIP).  The IIP allows recovery of Atlantic City Electric’s non-revenue generating infrastructure investment capital expenditures through a special rate outside of the normal rate recovery mechanism of a base rate filing.  Atlantic City Electric proposes as part of the IIP to recover reliability-related capital expenditures of approximately $69 million, $94 million and $81 million in 2012, 2013 and 2014, respectively.

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•
On October 17, 2011, the Phase II proceeding of Delmarva Power’s electric distribution base rate case in Maryland concluded.  In the Phase II proceeding, a working group examined the need for and design of regulatory lag reduction mechanisms.  No consensus was reached among the parties of the working group.  Delmarva Power plans to pursue regulatory lag mitigation mechanisms in its next distribution base rate case filed in Maryland.

Other

•
On June 14, 2011, the Council of the District of Columbia adopted the Fiscal Year 2012 Budget Support Act of 2011.  The Act includes a unitary tax provision under which all commonly controlled subsidiaries of Pepco Holdings will be included in the District of Columbia income tax filing. This new reporting method became law on September 14, 2011 and is effective for tax years beginning on or after December 31, 2010.  The effects of the law change reduced Pepco Holdings’ after-tax earnings by $5 million, consisting of additional state income tax expense ($2 million, after-tax) and a charge associated with the recalculation of the equity investment in certain cross-border energy leases due to a change in state tax cash flow assumptions ($3 million, after-tax).

Further details regarding changes in consolidated earnings between 2011 and 2010 can be found in the following schedules.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended September 30, 2011 as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.

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Special Items

Management believes the special items shown below are not representative of Pepco Holdings’ ongoing business operations.  Management uses earnings excluding special items and related per share data internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of earnings excluding special items and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings in accordance with accounting principles generally accepted in the United States (GAAP).

Reconciliation of GAAP Earnings to Earnings Excluding Special Items

Net Earnings from Continuing Operations – Millions of dollars	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Reported (GAAP) Net Earnings from Continuing Operations	$80	$21	$237	$125
Special Items:
• Debt extinguishment costs ($135 million pre-tax)	-	81	-	81
• Restructuring charge ($14 million pre-tax)	-	8	-	8
• Effects of Pepco divestiture-related claims ($9 million and $11 million pre-tax, respectively)	-	6	-	6

Net Earnings from Continuing Operations, Excluding Special Items	$80	$116	$237	$220

Earnings per Share from Continuing Operations	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Reported (GAAP) Earnings per Share from Continuing Operations	$0.35	$0.09	$1.05	$0.56
Special Items:
• Debt extinguishment costs	-	0.36	-	0.36
• Restructuring charge	-	0.04	-	0.04
• Effects of Pepco divestiture-related claims	-	0.03	-	0.03

Earnings per Share from Continuing Operations, Excluding Special Items	$0.35	$0.52	$1.05	$0.99

Income tax effects with respect to the foregoing special items were calculated using a composite income tax rate of approximately 40%.

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Conference Call for Investors

    Pepco Holdings Inc. will host a conference call to discuss third quarter results on Friday, Nov. 4 at 11 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-800-259-0251 before 10:55 a.m.  The pass code for the call is 56823945.  International callers may access the call by dialing 1-617-614-3671, using the same pass code, 56823945.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 56394463.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 56394463.  An audio archive will be available at PHI's website, http://www.pepcoholdings.com/investors.

    Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 1.9 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby and by the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  These factors should be read together with the risk factors included in the “Risk Factors” section of each Reporting Company’s annual and quarterly reports filed in 2011, and investors should refer to these risk factor sections.  All of such factors are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in forward-looking statements.  Any forward-looking statements speak only as to the date this news release was released, and each Reporting Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors, nor can the impact of any such factor be assessed on such Reporting Company’s business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  The factors described above should not be construed as exhaustive.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2011 / 2010

		Three Months Ended September 30,

		Power	Pepco Energy	Other Non-	Corporate	Total
		Delivery	Services	Regulated	and Other	PHI
2010 Net Income/(Loss) (GAAP) - Continuing Operations 1/		$0.34	$0.03	$0.04	$(0.32)	$0.09

2010 Special Items 2/
• Restructuring Charge		0.04	-	-	-	0.04
• Effects of Pepco Divestiture-Related Claims		0.03	-	-	-	0.03
• Debt Extinguishment Costs		-	-	-	0.36	0.36

2010 Net Income excluding Special Items – Continuing Operations		0.41	0.03	0.04	0.04	0.52

Change from 2010 Net Income excluding Special Items
Regulated Operations
• Distribution Revenue
-	Weather (estimate) 3/	(0.01)	-	-	-	(0.01)
-	Rate Increases	0.01	-	-	-	0.01
-	Other Distribution Revenue	(0.01)	-	-	-	(0.01)
• Network Transmission Revenue		0.01	-	-	-	0.01
• ACE Basic Generation Service (primarily unbilled revenue)		(0.02)	-	-	-	(0.02)
• Standard Offer Service Margin		0.02	-	-	-	0.02
• Operation & Maintenance		(0.11)	-	-	-	(0.11)
• Depreciation		(0.01)	-	-	-	(0.01)
Pepco Energy Services
• Retail Energy Supply		-	(0.02)	-	-	(0.02)
• Energy Services		-	0.02	-	-	0.02
Other Non-Regulated		-	-	(0.02)	-	(0.02)
Corporate and Other		-	-	-	0.02	0.02
Net Interest Expense		-	0.01	-	0.01	0.02
Income Tax Adjustments
• District of Columbia Unitary Tax Impact		-	-	(0.02)	-	(0.02)
• Other Income Tax Adjustments, net		-		0.02	(0.07)	(0.05)

2011 Net Income (GAAP) - Continuing Operations 4/		$0.29	$0.04	$0.02	$-	$0.35

1/   The 2010 weighted average number of basic and diluted shares outstanding was 224 million.
2/   Management believes the special items are not representative of the company's ongoing business operations.
3/   The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.02 per share.
4/   The 2011 weighted average number of basic and diluted shares outstanding was 226 million.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2011 / 2010
		Nine Months Ended September 30,

		Power	Pepco Energy	Other Non-	Corporate	Total
		Delivery	Services	Regulated	and Other	PHI
2010 Net Income/(Loss) (GAAP) - Continuing Operations 1/		$0.72	$0.14	$0.09	$(0.39)	$0.56

2010 Special Items 2/
• Restructuring Charge		0.04	-	-	-	0.04
• Effects of Pepco Divestiture-Related Claims		0.03	-	-	-	0.03
• Debt Extinguishment Costs		-	-	-	0.36	0.36

2010 Net Income/(Loss) excluding Special Items – Continuing Operations		0.79	0.14	0.09	(0.03)	0.99

Change from 2010 Net Income/(Loss) excluding Special Items
Regulated Operations
• Distribution Revenue
-	Weather (estimate) 3/	-	-	-	-	-
-	Rate Increases	0.09	-	-	-	0.09
-	Other Distribution Revenue	(0.01)	-	-	-	(0.01)
• Network Transmission Revenue		0.06	-	-	-	0.06
• ACE Basic Generation Service (primarily unbilled revenue)		(0.03)	-	-	-	(0.03)
• Standard Offer Service Margin		0.07	-	-	-	0.07
• Operation & Maintenance		(0.22)	-	-	-	(0.22)
• Depreciation		(0.03)	-	-	-	(0.03)
• Other, net		0.02	-	-	-	0.02
Pepco Energy Services
• Retail Energy Supply		-	(0.09)	-	-	(0.09)
• Energy Services		-	0.04	-	-	0.04
Other Non-Regulated		-	-	-	-	-
Corporate and Other		-	-	-	0.02	0.02
Net Interest Expense		-	0.03	-	0.12	0.15
Income Tax Adjustments
• Interest Related to Tax Settlement (covering prior tax years)		0.04	-	0.04	-	0.08
• District of Columbia Unitary Tax Impact		-	-	(0.02)	-	(0.02)
• Other Income Tax Adjustments, net		0.05	-	0.02	(0.13)	(0.06)
Dilution		(0.01)	-	-	-	(0.01)

2011 Net Income/(Loss) (GAAP) - Continuing Operations 4/		$0.82	$0.12	$0.13	$(0.02)	$1.05

1/    The 2010 weighted average number of basic and diluted shares outstanding was 223 million.
2/    Management believes the special items are not representative of the company's ongoing business operations.
3/    The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.02 per share.
4/    The 2011 weighted average number of basic and diluted shares outstanding was 226 million.

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SEGMENT INFORMATION

	Three Months Ended September 30, 2011
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,329	$312	$7	$(5)	$1,643
Operating Expenses (b)	1,167	300	2	(21)	1,448
Operating Income	162	12	5	16	195
Interest Income	1	1	-	(2)	-
Interest Expense	53	1	3	7	64
Other Income (Expense)	7	1	(3)	(1)	4
Preferred Stock Dividends	-	-	1	(1)	-
Income Tax Expense (Benefit)	51	5	(7)	6	55
Net Income from Continuing Operations	66	8	5	1	80
Total Assets (excluding Assets Held For Sale)	11,015	611	1,467	1,475	14,568
Construction Expenditures	$239	$4	$-	$9	$252

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Additionally, Corporate and Other includes intercompany amounts of $(5) million for Operating Revenue, $(6) million for Operating Expense, $(7) million for Interest Income and $(6) million for Interest Expense.

(b)	Includes depreciation and amortization of $115 million, consisting of $107 million for Power Delivery, $4 million for Pepco Energy Services, and $4 million for Corporate and Other.

	Three Months Ended September 30, 2010
	(millions of dollars)
	Power Delivery		Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$1,600		$457	$15	$(5)		$2,067
Operating Expenses (b) (c)	1,418	(d)	442	-	(5)		1,855
Operating Income	182		15	15	-		212
Interest Income	51		3	2	12		68
Interest Expense	6		-	(1)	1		6
Other Income (Expense)	-		-	-	135		135
Preferred Stock Dividends	-		-	1	(1)		-
Income Tax Expense (Benefit)	61		4	2	(73)	(e)	(6)
Net Income (Loss) from Continuing Operations	76		8	9	(72)		21
Total Assets (excluding Assets Held For Sale)	10,569		617	1,524	1,325		14,035
Construction Expenditures	$181		$2	$-	$4		$187

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment.  Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business.  These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Additionally, Corporate and Other includes intercompany amounts of $(5) million for Operating Revenue, $(2) million for Operating Expense, $(6) million for Interest Income, $(5) million for Interest Expense, and $(1) million for Preferred Stock Dividends.

(b)	Includes depreciation and amortization of $104 million, consisting of $97million for Power Delivery, $5 million for Pepco Energy Services and $2 million for Corporate and Other.
(c)	Includes restructuring charge of $14 million, consisting of $13 million for Power Delivery and $1 million for Corporate and Other.
(d)	Includes $9 million expense related to effects of Pepco divestiture-related claims.
(e)	Includes current state tax benefits resulting from the restructuring of certain Pepco Holdings subsidiaries which have subjected Pepco Holdings to state income taxes in new jurisdictions.

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SEGMENT INFORMATION - continued
	Nine Months Ended September 30, 2011
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Other Non- Regulated		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$3,671	$993	$35		$(13)	$4,686
Operating Expenses (b)	3,255	952	(34)	(c)	(33)	4,140
Operating Income	416	41	69		20	546
Interest Income	1	1	2		(4)	-
Interest Expense	155	3	10		21	189
Other Income (Expenses)	23	3	(4)		1	23
Preferred Stock Dividends	-	-	2		(2)	-
Income Tax Expense (d)	100	16	25		2	143
Net Income (Loss) from Continuing Operations	185	26	30	(c)	(4)	237
Total Assets (excluding Assets Held For Sale)	11,015	611	1,467		1,475	14,568
Construction Expenditures	$603	$11	$-		$25	$639

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment.  Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Additionally, Corporate and Other includes intercompany amounts of $(13) million for Operating Revenue, $(12) million for Operating Expense, $(17) million for Interest Income, $(15) million for Interest Expense, and $(2) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization of $325 million, consisting of $301 million for Power Delivery, $13 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $10 million for Corporate and Other.

(c)	Includes $39 million pre-tax ($3 million after-tax) gain from the early termination of cross-border energy leases held in trust.
(d)
Includes tax benefits of $14 million for Power Delivery primarily associated with an interest benefit related to federal tax liabilities and a $22 million reversal of previously recognized tax benefits for Other Non-Regulated associated with the early termination of cross-border energy leases held in trust.

	Nine Months Ended September 30, 2010
	(millions of dollars)
	Power Delivery		Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$4,011		$1,480	$41	$(10)		$5,522
Operating Expenses (b) (c)	3,583	(d)	1,417	3	(17)		4,986
Operating Income	428		63	38	7		536
Interest Income	1		-	2	(3)		-
Interest Expense	155		13	9	63		240
Other Income (Expenses)	15		1	(2)	2		16
Loss on Extinguishment of Debt	-		-	-	135		135
Preferred Stock Dividends	-		-	2	(2)		-
Income Tax Expense (Benefit)	128	(e)	20	8	(104)	(f)	52
Net Income (Loss) from Continuing Operations	161		31	19	(86)		125
Total Assets (excluding Assets Held For Sale)	10,569		617	1,524	1,325		14,035
Construction Expenditures	$526		$3	$-	$22		$551

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment.  Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business.  These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service.  Additionally, Corporate and Other includes intercompany amounts of $(10) million for Operating Revenue, $(7) million for Operating Expense, $(31) million for Interest Income, $(30) million for Interest Expense, and $(2) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization of $286 million, consisting of $264 million for Power Delivery, $14 million for Pepco Energy Services, $1 million for Other Non-Regulated and $7 million for Corporate and Other.

(c)	Includes restructuring charge of $14 million, consisting of $13 million for Power Delivery and $1 million for Corporate and Other.
(d)	Includes $11 million expense related to effects of Pepco divestiture-related claims.
(e)	Includes $8 million reversal of accrued interest income on uncertain and effectively settled state income tax positions.
(f)
Includes $14 million of state tax benefits resulting from the restructuring of certain Pepco Holdings subsidiaries, partially offset by a charge of $4 million to write off deferred tax assets related to the Medicare Part D subsidy.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)
		Three Months Ended September 30,				Nine Months Ended September 30,
		2011		2010		2011	2010
	(millions of dollars, except per share data)
Operating Revenue
Power Delivery	$ $	1,329	$ $	1,600	$	$3,671	$4,011
Pepco Energy Services		312		457		993	1,480
Other		2		10		22	31

Total Operating Revenue		1,643		2,067		4,686	5,522

Operating Expenses
Fuel and purchased energy		943		1,319		2,747	3,683
Other services cost of sales		42		38		128	98
Other operation and maintenance		239		228		682	636
Restructuring charge		-		14		-	14
Depreciation and amortization		115		104		325	286
Other taxes		126		130		346	327
in on early termination of finance leases held in trust		-		-		(39)	-
Deferred electric service costs		(17)		13		(49)	(69)
Effects of Pepco divestiture-related claims		-		9		-	11

Total Operating Expenses		1,448		1,855		4,140	4,986

Operating Income		195		212		546	536

Other Income (Expenses)
Interest expense		(64)		(68)		(189)	(240)
Loss from equity investments		(3)		-		(4)	(1)
Loss on extinguishment of debt		-		(135)		-	(135)
Other income		7		6		27	17

Total Other Expenses		(60)		(197)		(166)	(359)

Income from Continuing Operations Before Income Tax Expense		135		15		380	177

Income Tax Expense (Benefit) Related to Continuing Operations		55		(6)		143	52

Net Income from Continuing Operations		80		21		237	125

(Loss) Income from Discontinued Operations, Net of Income Taxes		-		(4)		1	(126)

Net Income (Loss)		80		17		238	(1)

Retained Earnings at Beginning of Period		1,095		1,130		1,059	1,268

Dividends paid on common stock		(61)		(61)		(183)	(181)

Retained Earnings at End of Period	$ $	1,114	$ $	1,086	$	$1,114	$1,086

Basic and Diluted Share Information
Weighted average shares outstanding (millions)		226		224		226	223

Earnings per share of common stock from Continuing Operations		$0.35		$0.09		$1.05	$0.56

Loss per share of common stock from Discontinued Operations		-		(0.01)		-	(0.56)

Basic and diluted earnings per share		$0.35		$0.08		$1.05	$-

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2011	December 31, 2010
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$103	$20
Restricted cash equivalents	17	11
Accounts receivable, less allowance for uncollectible accounts of $54 million and $51 million, respectively	989	1,027
Inventories	146	126
Derivative assets	15	45
Prepayments of income taxes	147	276
Deferred income tax assets, net	69	90
Prepaid expenses and other	131	51
Conectiv Energy assets held for sale	1	111

Total Current Assets	1,618	1,757

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	1,915	1,915
Investment in finance leases held in trust	1,336	1,423
Income taxes receivable	85	114
Restricted cash equivalents	11	5
Assets and accrued interest related to uncertain tax positions	8	11
Other	169	169
Conectiv Energy assets held for sale	1	6

Total Investments and Other Assets	4,932	5,050

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	12,633	12,120
Accumulated depreciation	(4,613)	(4,447)

Net Property, Plant and Equipment	8,020	7,673

TOTAL ASSETS	$14,570	$14,480

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2011	December 31, 2010
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$545	$534
Current portion of long-term debt and project funding	113	75
Accounts payable and accrued liabilities	534	587
Capital lease obligations due within one year	8	8
Taxes accrued	112	96
Interest accrued	80	45
Liabilities and accrued interest related to uncertain tax positions	3	3
Derivative liabilities	33	66
Other	255	321
Liabilities associated with Conectiv Energy assets held for sale	-	62

Total Current Liabilities	1,683	1,797

DEFERRED CREDITS
Regulatory liabilities	530	528
Deferred income taxes, net	2,891	2,714
Investment tax credits	23	26
Pension benefit obligation	239	332
Other postretirement benefit obligations	413	429
Income taxes payable	-	2
Liabilities and accrued interest related to uncertain tax positions	49	148
Derivative liabilities	8	21
Other	181	175
Liabilities associated with Conectiv Energy assets held for sale	-	10

Total Deferred Credits	4,334	4,385

LONG-TERM LIABILITIES
Long-term debt	3,794	3,629
Transition bonds issued by ACE Funding	306	332
Long-term project funding	14	15
Capital lease obligations	82	86

Total Long-Term Liabilities	4,196	4,062

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value – authorized 400,000,000 shares, 226,879,348 and 225,082,252 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,312	3,275
Accumulated other comprehensive loss	(71)	(106)
Retained earnings	1,114	1,059

Total Shareholders’ Equity	4,357	4,230
Non-controlling interest	-	6

Total Equity	4,357	4,236

TOTAL LIABILITIES AND EQUITY	$14,570	$14,480

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POWER DELIVERY SALES AND REVENUES
	Three Months Ended September 30,		Nine Months Ended September 30,
Power Delivery Sales (Gigawatt Hours)	2011	2010	2011	2010
Regulated T&D Electric Sales
Residential	5,584	5,871	14,214	14,521
Commercial and industrial	8,687	8,887	23,905	24,315
Other	58	58	181	182
Total Regulated T&D Electric Sales	14,329	14,816	38,300	39,018

Default Electricity Supply Sales
Residential	4,869	5,553	12,568	13,819
Commercial and industrial	1,700	1,988	4,753	5,492
Other	17	20	54	68
Total Default Electricity Supply Sales	6,586	7,561	17,375	19,379

	Three Months Ended September 30,		Nine Months Ended September 30,
Power Delivery Electric Revenue (Millions of dollars)	2011	2010	2011	2010
Regulated T&D Electric Revenue
Residential	$217	$231	$539	$529
Commercial and industrial	251	261	676	668
Other	81	75	241	216
Total Regulated T&D Electric Revenue	$549	$567	$1,456	$1,413

Default Electricity Supply Revenue
Residential	$518	$705	$1,363	$1,644
Commercial and industrial	175	214	508	581
Other	42	60	125	155
Total Default Electricity Supply Revenue	$735	$979	$1,996	$2,380

Other Electric Revenue	$17	$19	$50	$52

Total Electric Operating Revenue	$1,301	$1,565	$3,502	$3,845

	Three Months Ended September 30,		Nine Months Ended September 30,
Power Delivery Gas Sales and Revenue	2011	2010	2011	2010
Regulated Gas Sales (Bcf)
Residential	1	-	6	5
Commercial and industrial	-	-	3	3
Transportation and other	1	2	5	5
Total Regulated Gas Sales	2	2	14	13

Regulated Gas Revenue (Millions of dollars)
Residential	$9	$9	$82	$78
Commercial and industrial	6	6	45	44
Transportation and other	2	1	7	5
Total Regulated Gas Revenue	$17	$16	$134	$127
Other Gas Revenue	$11	$19	$35	$39

Total Gas Operating Revenue	$28	$35	$169	$166

Total Power Delivery Operating Revenue	$1,329	$1,600	$3,671	$4,011

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POWER DELIVERY – CUSTOMERS
	September 30, 2011	September 30, 2010

Regulated T&D Electric Customers (in thousands)
Residential	1,634	1,631
Commercial and industrial	198	198
Other	2	2
Total Regulated T&D Electric Customers	1,834	1,831

Regulated Gas Customers (in thousands)
Residential	114	113
Commercial and industrial	9	10
Transportation and other	-	-
Total Regulated Gas Customers	123	123

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Heating Degree Days	22	3	2,701	2,596
20 Year Average	30	31	2,769	2,729
Percentage Difference from Average	-27%	-90%	-3%	-5%
Percentage Difference from Prior Year	633%		4%

Cooling Degree Days	1,148	1,217	1,670	1,828
20 Year Average	957	928	1,331	1,281
Percentage Difference from Average	20%	31%	25%	43%
Percentage Difference from Prior Year	-6%		-9%

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PEPCO ENERGY SERVICES
Operating Summary (Millions of dollars)	Three Months Ended September 30,			Nine Months Ended September 30,
	2011		2010	2011		2010

Retail Electric Sales (GWh)	1,845	(3)	2,840	5,719	(3)	9,256

Retail Energy Supply (1)
Operating Revenue (2)	$253		$409	$811		$1,360
Cost of Goods Sold (2)	234		374	750		1,252
Gross Margin	19	(4)	35	61	(5)	108

Operation and Maintenance Expenses	8		12	27		38
Depreciation	2		3	8		9
Operating Expense	10		15	35		47

Operating Income	9		20	26		61

Energy Services
Operating Revenue (2)	$62	(6)	$51	$193	(6)	$136
Cost of Goods Sold (2)	44		39	136		97
Gross Margin	18		12	57		39

Operation and Maintenance Expenses	10		11	31		27
Depreciation	2		2	5		5
Operating Expense	12		13	36		32

Operating Income	6		-1	21		7

Unallocated Overhead Cost	3		4	6		5

Operating Income	$12		$15	$41		$63

Notes:

(1)	Includes power generation.

(2)	Certain transactions among Pepco Energy Services businesses are not eliminated.

(3)	Retail electric sales decreased due to the continuing expiration of existing contracts in connection with the wind down of the retail energy supply business.

(4)	Retail Energy Supply gross margin decreased due to the continuing expiration of existing retail supply contracts and mark-to-market losses on gas derivative contracts.

(5)	Retail Energy Supply gross margin decreased due to the continuing expiration of existing retail supply contracts and lower capacity and generation revenues at the generating facilities.

(6)	Energy Services operating revenue increased due to more activity in the energy performance and high voltage construction businesses.

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